                            Mercury HW Mid-Cap Value Fund

                [ARTWORK]

                This prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

                The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                       PROSPECTUS - January 1, 2001

Table of Contents

                                                             PAGE

[GLOBE ICON]
FUND FACTS
-----------------------------------------------------------------
About the Mercury HW Mid-Cap Value Fund.....................    2
Risk/Return Bar Chart.......................................    4
Fees and Expenses...........................................    5

[MAGNIFYING GLASS ICON]
ABOUT THE DETAILS
-----------------------------------------------------------------
How the Fund Invests........................................    7
Investment Risks............................................    7
Statement of Additional Information.........................    9

[CHECKMARK ICON]
ACCOUNT CHOICES
-----------------------------------------------------------------
Pricing of Shares...........................................   10
How to Buy, Sell, Transfer and Exchange Shares..............   16
How Shares are Priced.......................................   20
Fee-Based Programs..........................................   20
Dividends and Taxes.........................................   21

[MANAGEMENT TEAM ICON]
THE MANAGEMENT TEAM
-----------------------------------------------------------------
Management of the Fund......................................   23
Financial Highlights........................................   24

[TELEPHONE ICON]
TO LEARN MORE
-----------------------------------------------------------------
Shareholder Reports....................................Back Cover
Statement of Additional Information....................Back Cover

                         MERCURY HW MID-CAP VALUE FUND

[GLOBE ICON] Fund Facts


IN AN EFFORT TO HELP YOU BETTER UNDERSTAND THE MANY CONCEPTS INVOLVED IN MAKING AN INVESTMENT DECISION, WE HAVE DEFINED THE HIGHLIGHTED TERMS IN THIS PROSPECTUS IN THE SIDEBAR.

COMMON STOCKS -- securities representing shares of ownership of a corporation. PRICE-TO-EARNINGS RATIO -- price of a stock divided by its earnings per share. YIELD -- percentage rate of return paid on a stock in dividends and share repurchases.
PRICE-TO-BOOK VALUE RATIO -- price of a stock divided by its book value per share.

ABOUT THE MERCURY HW MID-CAP VALUE FUND
--------------------------------------------------------------------------------

WHAT IS THE FUND'S INVESTMENT OBJECTIVE?
The Fund's investment objective is to seek current income and long-term growth of income, accompanied by growth of capital.

WHAT ARE THE FUND'S MAIN INVESTMENT STRATEGIES?

The Fund invests primarily in COMMON STOCKS of U.S. companies with market capitalizations between $1 billion and $15 billion. Some of these securities may be purchased in initial public offerings ("IPOs").

In investing the Fund's assets, Mercury Advisors (the "Investment Adviser") follows a value style. This means that the Investment Adviser buys stocks that it believes are currently undervalued by the market and thus have a lower price than their true worth. Typical value characteristics include:

      - low PRICE-TO-EARNINGS RATIO relative to the market
      - high YIELD relative to the market
      - low PRICE-TO-BOOK VALUE RATIO relative to the market
      - financial strength

Stocks may be "undervalued" because they are part of an industry that is out of favor with investors generally. Even in those industries, though, individual companies may have high rates of growth of earnings and be financially sound. At the same time, the price of their common stock may be depressed because investors associate the companies with their industries.

WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUND?

As with any mutual fund, the value of the Fund's investments, and therefore the value of Fund shares, may go down. These changes may occur because a particular stock or stock market in which the Fund invests is rising or falling. Also, Fund management may select securities which underperform the stock market or other funds with similar investment objectives and investment strategies. If the value of the Fund's investments goes down, you may lose money. We cannot guarantee that the Fund will achieve its investment objective.

The Fund's value discipline sometimes prevents or limits investments in stocks that are in well-known indexes, like the Russell Midcap Index. Also, the return of the Fund will not necessarily be similar to the return of the Russell Midcap Index.

2                          MERCURY HW MID-CAP VALUE FUND

[GLOBE ICON]  Fund Facts

Securities of mid cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the stock market as a whole. Investing in securities of mid cap companies requires a long-term view. Securities purchased in IPOs may not be available in sufficient quantity to affect the Fund's performance, and may produce losses.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

See "Investment Risks" for more information about the risks associated with the Fund.

WHO SHOULD INVEST?

The Fund may be an appropriate investment for you if you:

      - Are seeking long-term growth of capital and can withstand the share price volatility of equity investing.

      - Are seeking to diversify a portfolio of equity securities to include stocks with market capitalizations between $1 billion and $15 billion.

      - Want a professionally managed and diversified portfolio.

      - Are willing to accept the risk that the value of your investment may decline in order to seek current income and long-term growth of income, accompanied by growth of capital.

      - Are prepared to receive taxable dividends.

                          MERCURY HW MID-CAP VALUE FUND                        3

[GLOBE ICON]  Fund Facts

RISK/RETURN BAR CHART
--------------------------------------------------------------------------------

The bar chart and table below provide some indication of the risks of investing in the Fund by showing changes in the year to year performance of the Class I shares of the Fund and by showing how the Fund's average annual total returns for 1 year and for the life of the Class compare with those of a broad measure of market performance. Class I shares now are sold subject to sales charges, which are not reflected in the bar chart. If sales charges were reflected, the returns would be less. How the Fund has performed in the past is not necessarily an indication of how the Fund will perform in the future.

1997                                                                             32.44%
1998                                                                            -10.26%
1999                                                                             16.87%

During the period shown in the bar chart, the highest return for a quarter was 26.36% (quarter ended June 30, 1999) and the lowest return for a quarter was -17.56% (quarter ended September 30, 1998). The year-to-date return as of September 30, 2000 was 27.21%.

                AVERAGE ANNUAL TOTAL RETURNS                     PAST        SINCE
         (FOR THE PERIODS ENDED DECEMBER 31, 1999)             ONE YEAR    INCEPTION
------------------------------------------------------------------------------------
 CLASS I*+                                                      10.73%      9.58%(1)
 RUSSELL MIDCAP INDEX                                           18.23%     18.86%(2)
------------------------------------------------------------------------------------

The Russell Midcap Index is an unmanaged index that measures the performance of the 800 smallest companies in the Russell 1000 Index, which represents approximately 26% of the total market capitalization of the Russell 1000 Index.

* Sales charges went into effect on October 6, 2000, but are reflected in the table.

+ As of October 6, 2000, Investor Class shares were redesignated Class I shares.

(1) Since January 2, 1997.

(2) Since January 1, 1997.

 4                        MERCURY HW MID-CAP VALUE FUND

[GLOBE ICON]  Fund Facts

UNDERSTANDING EXPENSES

Fund investors pay various expenses, either directly or indirectly. Listed below are some of the main types of expenses, which the Fund may charge:

EXPENSES PAID DIRECTLY BY THE SHAREHOLDER:
SHAREHOLDER FEES -- these include sales charges which you may pay when you buy or sell shares of the Fund.

EXPENSES PAID INDIRECTLY BY THE SHAREHOLDER:
ANNUAL FUND OPERATING EXPENSES -- expenses that cover the costs of operating the Fund.
MANAGEMENT FEES -- fees paid to the Investment Adviser for managing the Fund. DISTRIBUTION FEES -- fees used to support the Fund's marketing and distribution efforts, such as compensating financial consultants and other financial intermediaries, advertising and promotion.
SERVICE (ACCOUNT MAINTENANCE) FEES -- fees used to compensate selected securities dealers or other financial intermediaries for account maintenance activities.

FEES AND EXPENSES
--------------------------------------------------------------------------------
The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your financial consultant, selected securities dealer or other financial intermediary can help you with this decision.
THIS TABLE SHOWS THE DIFFERENT FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD THE DIFFERENT CLASSES OF SHARES OF THE FUND. FUTURE EXPENSES MAY BE GREATER OR LESS THAN THOSE INDICATED BELOW.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM
YOUR INVESTMENT)(A):                           CLASS I*  CLASS A   CLASS B(B)  CLASS C
---------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on
purchases (as a percentage of offering price)  5.25%(c)  5.25%(c)  None        None
---------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of original purchase price or
redemption proceeds, whichever is lower)       None(d)   None(d)   4.00%(c)    1.00%(c)
---------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on
Dividend Reinvestments                         None      None      None        None
---------------------------------------------------------------------------------------
Redemption Fee                                 None      None      None        None
---------------------------------------------------------------------------------------
Exchange Fee                                   None      None      None        None
---------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT
ARE DEDUCTED FROM THE FUND'S TOTAL ASSETS):
---------------------------------------------------------------------------------------
MANAGEMENT FEES(e)                             0.75%     0.75%     0.75%       0.75%
---------------------------------------------------------------------------------------
DISTRIBUTION AND/OR SERVICE (12B-1) FEES(F)    None      0.25%     1.00%       1.00%
---------------------------------------------------------------------------------------
Other Expenses (including transfer agency
fees)                                          1.17%     1.17%     1.17%       1.17%
---------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES           1.92%     2.17%     2.92%       2.92%
---------------------------------------------------------------------------------------
Fee Waiver and/or Expense Reimbursement(e)     0.77%     0.77%     0.77%       0.77%
---------------------------------------------------------------------------------------
NET ANNUAL FUND OPERATING EXPENSES             1.15%     1.40%     2.15%       2.15%
---------------------------------------------------------------------------------------

 * As of October 6, 2000, Investor Class shares were redesignated Class I shares.
(a) Certain securities dealers or other financial intermediaries may charge a fee to process a purchase or sale of shares.
     See "How to Buy, Sell, Transfer and Exchange Shares."
(b) Class B shares automatically convert to Class A shares about eight years after you buy them and will no longer be subject to distribution fees.
(c) Some investors may qualify for reductions in the sales charge (load).
(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e) The Investment Adviser has contractually agreed to waive management fees and/or reimburse expenses through June 30, 2001, as shown in the table.
(f)  The Fund calls the "Service Fee" an "Account Maintenance
     Fee." Account Maintenance Fee is the term used elsewhere in this prospectus and in all other Fund materials. If you hold
     Class B or C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

MERCURY HW MID-CAP VALUE FUND                                                  5

[GLOBE ICON]  Fund Facts

EXAMPLES:

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to that particular class and that the Fund's operating expenses remain the same except for the expense reimbursement in effect for the first year. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Expenses if you did redeem your shares:

                           CLASS I           CLASS A           CLASS B           CLASS C
-----------------------------------------------------------------------------------------
 ONE YEAR                  $   636           $   660           $   618           $   318
-----------------------------------------------------------------------------------------
 THREE YEARS               $ 1,026           $ 1,098           $ 1,131           $   831
-----------------------------------------------------------------------------------------
 FIVE YEARS                $ 1,440           $ 1,562           $ 1,670           $ 1,470
-----------------------------------------------------------------------------------------
 TEN YEARS                 $ 2,591           $ 2,840           $ 3,010*          $ 3,188
-----------------------------------------------------------------------------------------

Expenses if you did not redeem your shares:

                           CLASS I           CLASS A           CLASS B           CLASS C
-----------------------------------------------------------------------------------------
 ONE YEAR                  $   636           $   660           $   218           $   218
-----------------------------------------------------------------------------------------
 THREE YEARS               $ 1,026           $ 1,098           $   831           $   831
-----------------------------------------------------------------------------------------
 FIVE YEARS                $ 1,440           $ 1,562           $ 1,470           $ 1,470
-----------------------------------------------------------------------------------------
 TEN YEARS                 $ 2,591           $ 2,840           $ 3,010*          $ 3,188
-----------------------------------------------------------------------------------------

* Assumes conversion to Class A shares approximately eight years after purchase. See note (b) to the Fees and Expenses table on page 5.

 6                        MERCURY HW MID-CAP VALUE FUND

[MAGNIFYING GLASS ICON] About the Details

ABOUT THE PORTFOLIO MANAGERS -- Jim Miles began co-managing the Fund in May 1995 when he joined the Investment Adviser. Before joining the Investment Adviser, Mr. Miles was with BT Securities Corporation (an affiliate of Bankers Trust New York Corporation) as vice president in the BT Securities Finance Group from 1988 to 1995.

Stan Majcher has been a portfolio manager of the Fund since January 1999. Mr. Majcher joined the Investment Adviser in August 1996 as a domestic equity analyst. From 1994 to 1996, he was an investment banking analyst at Merrill Lynch & Co. Inc.

ABOUT THE INVESTMENT ADVISER -- Mercury Advisors manages the Fund.

HOW THE FUND INVESTS
--------------------------------------------------------------------------------
The Fund's investment objective is to provide current income and long-term growth of income, accompanied by growth of capital.

The Fund invests at least 65% of its total assets in stocks of mid cap U.S. companies. A "mid cap company" is one with a market capitalization of between $1 billion and $15 billion at the time of investment. Some of these securities may be purchased in initial public offerings.

In addition to these principal investments, the Fund can invest up to 20% of its total assets in foreign securities.

MONEY MARKET INVESTMENTS

To meet redemptions and when waiting to invest cash receipts, the Fund may invest in short-term, investment grade bonds, money market mutual funds and other money market instruments.

TEMPORARY DEFENSIVE INVESTMENTS

The Fund temporarily can invest up to 100% of its assets in short-term, investment grade bonds and other money market instruments in response to adverse market, economic or political conditions. The Fund may not achieve its objective using this type of investing.
INVESTMENT RISKS
--------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.

The Fund's principal risks are listed below:

MARKET AND SELECTION RISK

Market risk is the risk that the market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the investments that Fund management selects will underperform the market or other funds with similar investment objectives and investment strategies.

                          MERCURY HW MID-CAP VALUE FUND                       7

[MAGNIFYING GLASS ICON]  About the Details

MID CAP COMPANIES

The Fund invests in the securities of mid cap companies. Investment in mid cap companies involves more risk than investing in larger, more established companies. Mid cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Fund's investment in a mid cap company may lose substantial value.

INITIAL PUBLIC OFFERINGS

Securities purchased in initial public offerings may produce gains that positively affect Fund performance during any given period, but such securities may not be available during other periods or, even if they are available, may not be available in sufficient quantity to have a meaningful impact on Fund performance. They may also, of course, produce losses.

The Fund also may be subject to the following risks:

FOREIGN MARKET RISK

The Fund may invest up to 20% of its total assets in securities of companies located in foreign countries, including American Depositary Receipts. American Depositary Receipts are receipts typically issued by an American bank or trust company that show evidence of underlying securities issued by a foreign corporation. Foreign investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money.

      - These holdings may be adversely affected by foreign political and economic developments and U.S. and foreign laws relating to foreign investments.

      - International trade barriers or economic sanctions against certain foreign countries may adversely affect these holdings.

PORTFOLIO TURNOVER

At times the Fund may purchase securities for short-term profits, which may result in a high portfolio turnover rate. A high portfolio turnover rate involves certain tax consequences and correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne by the Fund and may adversely affect performance.

 8                        MERCURY HW MID-CAP VALUE FUND

[MAGNIFYING GLASS ICON]  About the Details

CONVERTIBLE SECURITIES

Convertibles are generally bonds or preferred stocks that may be converted into common stock. Convertibles typically pay current income, as either interest (bond convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like regular bonds; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

DEBT SECURITIES

Debt securities, such as bonds, involve credit risk, which is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. These securities are also subject to interest rate risk, which is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than shorter-term securities.

DERIVATIVES

The Fund also may invest in options. Derivatives like options may allow the Fund to increase or decrease its level of risk exposure more quickly and efficiently than transactions in other types of instruments. Derivatives, however, are more volatile and involve significant risks, including:

      - LEVERAGE RISK -- Leverage risk is the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      - LIQUIDITY RISK -- Liquidity risk is the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.
STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

                          MERCURY HW MID-CAP VALUE FUND                       9

[CHECKMARK ICON]   Account Choices

PRICING OF SHARES
--------------------------------------------------------------------------------

The Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your financial consultant or other financial intermediary can help you determine which share class is best suited to your personal financial goals.

The Fund's shares are distributed by FAM Distributors, Inc. (the "Distributor").

For example, if you select Class I or A shares, you generally pay the Distributor a sales charge at the time of purchase. If you buy Class A shares, you also pay out of Fund assets an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

If you select Class B or C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying an initial sales charge. In addition, you may be subject to a deferred sales charge when you sell Class B or C shares.

Certain financial institutions may charge you additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

 10                      MERCURY HW MID-CAP VALUE FUND

[CHECKMARK ICON]   Account Choices

To better understand the pricing of each class of the Fund's shares, we have summarized the information below:

                                   CLASS I*                      CLASS A                       CLASS B
---------------------------------------------------------------------------------------------------------------
Availability               LIMITED TO CERTAIN            GENERALLY AVAILABLE           GENERALLY AVAILABLE
                           INVESTORS INCLUDING:          THROUGH SELECTED              THROUGH SELECTED
                           - Current Class I             SECURITIES DEALERS AND        SECURITIES DEALERS AND
                             beneficial shareholders.    OTHER FINANCIAL               OTHER FINANCIAL
                           - Certain retirement          INTERMEDIARIES.               INTERMEDIARIES.
                             plans.
                           - Participants in
                             certain programs
                             sponsored by
                             affiliates.
                           - Certain investors
                             participating in
                             transaction fee
                             programs.
                           - Certain employees and
                             affiliates of selected
                             securities dealers and
                             other financial
                             intermediaries.
---------------------------------------------------------------------------------------------------------------
Initial Sales Charge?      YES. PAYABLE AT TIME OF       YES. PAYABLE AT TIME OF       NO. ENTIRE PURCHASE
                           PURCHASE. LOWER SALES         PURCHASE. LOWER SALES         PRICE IS INVESTED IN
                           CHARGES AVAILABLE FOR         CHARGES AVAILABLE FOR         SHARES OF THE FUND.
                           LARGER INVESTMENTS.           LARGER INVESTMENTS.
---------------------------------------------------------------------------------------------------------------
Deferred Sales             NO. (MAY BE CHARGED FOR       NO. (MAY BE CHARGED FOR       YES. PAYABLE IF YOU
Charge?                    PURCHASES OVER $1             PURCHASES OVER $1             REDEEM WITHIN SIX YEARS
                           MILLION THAT ARE              MILLION THAT ARE              OF PURCHASE.
                           REDEEMED WITHIN ONE           REDEEMED WITHIN ONE
                           YEAR.)                        YEAR.)
---------------------------------------------------------------------------------------------------------------
Account Maintenance        NO.                           0.25% ACCOUNT                 0.25% ACCOUNT
and Distribution                                         MAINTENANCE FEE NO            MAINTENANCE FEE 0.75%
Fees?                                                    DISTRIBUTION FEE.             DISTRIBUTION FEE.
---------------------------------------------------------------------------------------------------------------
Conversion to Class A      NO.                           NO.                           YES, AUTOMATICALLY AFTER
shares?                                                                                APPROXIMATELY EIGHT
                                                                                       YEARS.
---------------------------------------------------------------------------------------------------------------

                               CLASS C
Availability           GENERALLY AVAILABLE
                       THROUGH SELECTED
                       SECURITIES DEALERS AND
                       OTHER FINANCIAL
                       INTERMEDIARIES.
------------------------------------------------------------------------
Initial Sales Charge?  NO. ENTIRE PURCHASE
                       PRICE IS INVESTED IN
                       SHARES OF THE FUND.
-------------------------------------------------------------------------------------------------
Deferred Sales         YES. PAYABLE IF YOU
Charge?                REDEEM WITHIN ONE YEAR
                       OF PURCHASE.
---------------------------------------------------------------------------------------------------------------
Account Maintenance    0.25% ACCOUNT
and Distribution       MAINTENANCE FEE 0.75%
Fees?                  DISTRIBUTION FEE.
---------------------------------------------------------------------------------------------------------------
Conversion to Class A  NO.
shares?
---------------------------------------------------------------------------------------------------------------

* As of October 6, 2000, Investor Class shares were redesignated Class I shares.

                           MERCURY HW MID-CAP VALUE FUND                    11

[CHECKMARK ICON]  Account Choices

RIGHT OF ACCUMULATION -- permits you to pay the sales charge applicable to the cost or value (whichever is higher) of all shares you own in the Mercury mutual funds.

LETTER OF INTENT -- permits you to pay the sales charge that would be applicable if you add up all shares of Mercury mutual funds that you agree to buy within a 13 month period. Certain restrictions apply.

CLASS I* AND A SHARES -- INITIAL SALES CHARGE OPTIONS

If you select Class I or A shares, you will pay a sales charge at the time of purchase as shown in the following table. Securities dealers' compensation will be as shown in the last column.

                                                                           DEALER
                                                     AS A % OF          COMPENSATION
                                AS A % OF              YOUR               AS A % OF
     YOUR INVESTMENT         OFFERING PRICE        INVESTMENT**        OFFERING PRICE
---------------------------------------------------------------------------------------
 LESS THAN $25,000                5.25%                5.54%                5.00%
---------------------------------------------------------------------------------------
 $25,000 BUT LESS THAN
 $50,000                          4.75%                4.99%                4.50%
---------------------------------------------------------------------------------------
 $50,000 BUT LESS THAN
 $100,000                         4.00%                4.17%                3.75%
---------------------------------------------------------------------------------------
 $100,000 BUT LESS THAN
 $250,000                         3.00%                3.09%                2.75%
---------------------------------------------------------------------------------------
 $250,000 BUT LESS THAN
 $1,000,000                       2.00%                2.04%                1.80%
---------------------------------------------------------------------------------------
 $1,000,000 AND OVER***           0.00%                0.00%                0.00%
---------------------------------------------------------------------------------------

  *As of October 6, 2000, Investor Class shares were redesignated Class I shares.
 **Rounded to the nearest one-hundredth percent.
***If you invest $1,000,000 or more in Class I or A shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own resources. If you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class I and A shares by certain employer-sponsored retirement or savings plans.

No initial sales charge applies to Class I or Class A shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class I or A shares may apply for:

      - Purchases under a RIGHT OF ACCUMULATION or LETTER OF INTENT
      - Certain trusts managed by banks, thrifts or trust companies including those affiliated with the Investment Adviser or its affiliates
      - Certain employer-sponsored retirement or savings plans
      - Certain investors, including directors or trustees of mutual funds sponsored by the Investment Adviser or its affiliates, employees

 12                      MERCURY HW MID-CAP VALUE FUND

[CHECKMARK ICON]  Account Choices

        of the Investment Adviser and its affiliates and employees of selected securities dealers
      - Certain programs of the Investment Adviser or its affiliates
      - Certain programs of selected securities dealers and other financial intermediaries that have an agreement with the Distributor or its affiliates
      - Shareholders who beneficially owned Investor Class shares before October 6, 2000

Only certain investors are eligible to buy Class I shares, including former Investor Class beneficial shareholders of the Fund, existing Class I beneficial shareholders of the Fund, certain retirement plans, participants in certain programs sponsored by the Investment Adviser or its affiliates and certain investors participating in transaction fee programs. Your financial consultant, selected securities dealer or other financial intermediary can help you determine whether you are eligible to buy Class I shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class I and Class A shares, you should buy Class I shares since Class A shares are subject to a 0.25% account maintenance fee, while Class I shares are not.

If you redeem Class I or Class A shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your financial consultant, selected securities dealer, other financial intermediary or the Fund's Transfer Agent at 1-800-236-4479.

CLASS B AND C SHARES -- DEFERRED SALES CHARGE OPTIONS

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under a distribution plan that the Fund has adopted under Rule 12b-1 of the Investment Company Act of 1940. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying an initial sales charge. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the financial

                         MERCURY HW MID-CAP VALUE FUND                        13

[CHECKMARK ICON]  Account Choices

consultant, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

CLASS B SHARES

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

  YEAR SINCE PURCHASE      SALES CHARGE*
------------------------------------------
 0 - 1                         4.00%
------------------------------------------
 1 - 2                         4.00%
------------------------------------------
 2 - 3                         3.00%
------------------------------------------
 3 - 4                         3.00%
------------------------------------------
 4 - 5                         2.00%
------------------------------------------
 5 - 6                         1.00%
------------------------------------------
 6 AND THEREAFTER              0.00%
------------------------------------------

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Mercury funds have identical deferred sales charge schedules. If you exchange your shares for shares of another Mercury fund, the higher charge will apply, if any would apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

      - Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

      - Redemption by certain eligible 401(a) and 401(k) plans and certain retirement plan rollovers

      - Redemption in connection with participation in certain fee-based programs managed by the Investment Adviser or its affiliates

      - Redemption in connection with participation in certain fee-based programs managed by selected securities dealers or other financial intermediaries that have agreements with the Distributor or its affiliates

      - Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate, or in connection with involuntary termination of an account in which Fund shares are held

14                       MERCURY HW MID-CAP VALUE FUND

[CHECKMARK ICON]  Account Choices

      - Withdrawal through the Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class A shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class A shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class A shares is not a taxable event for Federal income tax purposes.

Different conversion schedules may apply to Class B shares of different Mercury mutual funds. If you acquire your Class B shares in an exchange from another fund with a longer conversion schedule, the other fund's conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

CLASS C SHARES

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

                         MERCURY HW MID-CAP VALUE FUND                        15

[CHECKMARK ICON]  Account Choices

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
--------------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through your financial consultant, selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying shares through the Transfer Agent, call 1-800-236-4479. Because the selection of a mutual fund involves many considerations, your financial consultant, selected securities dealer or other financial intermediary may help you with this decision. The Fund does not issue share certificates.

Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.


16                       MERCURY HW MID-CAP VALUE FUND

[CHECKMARK ICON] Account Choices

  IF YOU WANT TO                YOUR CHOICES                           INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
BUY SHARES             First, select the share class        Refer to the pricing of shares table on page 11. Be sure to
                       appropriate for you                  read this prospectus carefully.
                       -------------------------------------------------------------------------------------------------
                       Next, determine the amount of        The minimum initial investment for the Fund is $1,000 for
                       your investment                      all accounts except:
                                                            - $500 for certain fee-based programs
                                                            - $100 for retirement plans
                                                            (The minimums for initial investments may be waived under
                                                            certain circumstances.)
                       -------------------------------------------------------------------------------------------------
                       Have your financial consultant,      The price of your shares is based on the next calculation of
                       selected securities dealer or        net asset value after your order is placed. Purchase orders
                       other financial intermediary         placed prior to the close of regular trading on the New York
                       submit your purchase order           Stock Exchange (generally, 4:00 p.m. Eastern time) are
                                                            priced at the net asset value determined that day. Certain financial intermediaries, however, may require submission of orders prior to that time.
                                                            Purchase orders placed after that time are priced at the net asset value determined on the next business day. The Fund
                                                            may reject any order to buy shares and may suspend the sale of shares at any time. Certain financial intermediaries may charge a fee to process a purchase. For example, Merrill
                                                            Lynch, Pierce, Fenner & Smith Incorporated currently charges a $5.35 processing fee. The fees charged by other financial intermediaries may be higher or lower.
                       -------------------------------------------------------------------------------------------------
                       Or contact the Transfer Agent        To purchase shares directly, call the Transfer Agent at
                                                            1-800-236-4479 and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this prospectus.
------------------------------------------------------------------------------------------------------------------------
ADD TO YOUR            Purchase additional shares           The minimum investment for additional purchases is generally
INVESTMENT                                                  $100 for all accounts except: - $50 for certain fee-based
                                                            programs - $1 for retirement plans (The minimums for
                                                            additional purchases may be waived under certain
                                                            circumstances.)
                       -------------------------------------------------------------------------------------------------
                       Acquire additional shares            All dividends are automatically reinvested without a sales
                       through the automatic dividend       charge.
                       reinvestment plan
                       -------------------------------------------------------------------------------------------------
                       Participate in the automatic         You may invest a specific amount on a periodic basis through
                       investment plan                      your selected securities dealer or other financial
                                                            intermediary. The current minimum for such automatic
                                                            reinvestments is $100. The minimum may be waived or revised under certain circumstances.
------------------------------------------------------------------------------------------------------------------------

                         MERCURY HW MID-CAP VALUE FUND                        17

[CHECKMARK ICON] Account Choices

  IF YOU WANT TO                YOUR CHOICES                           INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
TRANSFER SHARES TO     Transfer to a participating          You may transfer your Fund shares to another selected
ANOTHER SECURITIES     securities dealer or other           securities dealer or other financial intermediary if
DEALER OR OTHER        financial intermediary               authorized dealer agreements are in place between the
FINANCIAL                                                   Distributor and the transferring intermediary and the
INTERMEDIARY                                                Distributor and the receiving intermediary. Certain
                                                            shareholder services may not be available for all
                                                            transferred shares. You may only purchase additional shares of funds previously owned before the transfer. All future
                                                            trading of these assets must be coordinated by the receiving intermediary.
                       -------------------------------------------------------------------------------------------------
                       Transfer to a non-participating      You must either: - Transfer your shares to an account with
                       securities dealer or other           the Transfer Agent; or - Sell your shares, paying any
                       financial intermediary                                  applicable deferred sales charge.
------------------------------------------------------------------------------------------------------------------------
SELL YOUR SHARES       Have your financial consultant,      The price of your shares is based on the next calculation of
                       selected securities dealer or        net asset value after your order is placed. For your
                       other financial intermediary         redemption request to be priced at the net asset value on
                       submit your sales order              the day of your request, you must submit your request to
                                                            your selected securities dealer or other financial
                                                            intermediary prior to that day's close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern
                                                            time). Certain financial intermediaries, however, may
                                                            require submission of orders prior to that time. Redemption requests placed after that time are priced at the net asset value at the close of regular trading on the next business day.

                                                            Certain financial intermediaries may charge a fee to process a sale of shares. For example, Merrill Lynch, Pierce, Fenner
                                                            & Smith Incorporated currently charges a $5.35 processing
                                                            fee. No processing fee is charged if you redeem the shares directly through the Transfer Agent. The fees charged by
                                                            other financial intermediaries may be higher or lower.
                                                            The Fund may reject an order to sell shares under certain
                                                            circumstances.
                       -------------------------------------------------------------------------------------------------
                       Sell through the Transfer Agent      You may sell shares held at the Transfer Agent by writing to the Transfer Agent at the address on the inside back cover of this prospectus. All shareholders on the account must
                                                            sign the letter. A signature guarantee will generally be
                                                            required but may be waived in certain limited circumstances.
                                                            You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union, savings
                                                            association, national securities exchange or registered
                                                            securities association. A notary public seal will not be
                                                            acceptable. The Transfer Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request. If you make a redemption request before the Fund has collected payment for the purchase of shares, the Fund or the Transfer Agent may delay mailing your
                                                            proceeds. This delay will usually not exceed ten days.

                                                            You may also sell shares held at the Transfer Agent by
                                                            telephone request if the amount being sold is less than
                                                            $50,000 and if certain other conditions are met. Contact the
                                                            Transfer Agent at 1-800-236-4479 for details.
------------------------------------------------------------------------------------------------------------------------

18                       MERCURY HW MID-CAP VALUE FUND

[CHECKMARK ICON] Account Choices

  IF YOU WANT TO                YOUR CHOICES                           INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
SELL SHARES            Participate in the Fund's            You can choose to receive systematic payments from your Fund
SYSTEMATICALLY         Systematic Withdrawal Plan           account either by check or through direct deposit to your
                                                            bank account on a monthly or quarterly basis. You can
                                                            generally arrange through your selected securities dealer or other financial intermediary for systematic sales of shares of a fixed dollar amount on a monthly, bi-monthly,
                                                            quarterly, semi-annual or annual basis, subject to certain conditions. Under either method, you must have dividends
                                                            automatically reinvested.
                                                            For Class B and C shares, your total annual withdrawals
                                                            cannot be more than 10% per year of the value of your shares at the time your plan is established. The deferred sales
                                                            charge is waived for systematic redemptions. Ask your
                                                            financial intermediary for details.
------------------------------------------------------------------------------------------------------------------------
EXCHANGE YOUR          Select the fund into which you       You can exchange your shares of the Fund for shares of other
SHARES                 want to exchange. Be sure to         Mercury mutual funds or for shares of the Summit Cash
                       read that fund's prospectus          Reserves Fund. You must have held the shares used in the
                                                            exchange for at least 15 calendar days before you can
                                                            exchange to another fund.
                                                            Each class of Fund shares is generally exchangeable for
                                                            shares of the same class of another Mercury fund. If you own
                                                            Class I shares and wish to exchange into a fund in which you have no Class I shares (and are not eligible to buy Class I shares), you will exchange into Class A shares. If you own
                                                            Class I or Class A shares and wish to exchange into Summit, you will exchange into Class A shares of Summit. Class B or
                                                            Class C shares can be exchanged for Class B shares of
                                                            Summit.
                                                            Some of the Mercury mutual funds may impose a different
                                                            initial or deferred sales charge schedule. If you exchange
                                                            Class I or A shares for shares of a fund with a higher
                                                            initial sales charge than you originally paid, you may be
                                                            charged the difference at the time of exchange. If you
                                                            exchange Class B or Class C shares for shares of a fund with a different deferred sales charge schedule, the higher
                                                            schedule will apply. The time you hold Class B or C shares in both funds will count when determining your holding
                                                            period for calculating a deferred sales charge at
                                                            redemption. Your time in both funds will also count when
                                                            determining the holding period for a conversion from Class B to Class A shares.
                                                            To exercise the exchange privilege, contact your financial consultant, selected securities dealer or other financial
                                                            intermediary or call the Transfer Agent at 1-800-236-4479.
                                                            Although there is currently no limit on the number of
                                                            exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future.
------------------------------------------------------------------------------------------------------------------------

                       MERCURY HW MID-CAP VALUE FUND                          19

[CHECKMARK ICON]  Account Choices

NET ASSET VALUE -- the market value in U.S. dollars of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding.

HOW SHARES ARE PRICED
--------------------------------------------------------------------------------

When you buy shares, you pay the NET ASSET VALUE, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of regular trading on the Exchange based on prices at the time of closing. Regular trading on the Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your price is the next one calculated after your purchase or redemption order is placed. If market quotations are not available, the Fund may use fair value.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class I shares will have the highest net asset value because that class has the lowest expenses, and Class A shares will have a higher net asset value than Class B or Class C shares. Also dividends paid on Class I and Class A shares will generally be higher than dividends paid on Class B and Class C shares because Class I and Class A shares have lower expenses.
FEE-BASED PROGRAMS
--------------------------------------------------------------------------------

If you participate in certain fee-based programs offered by the Investment Adviser or an affiliate of the Investment Adviser, or in certain transaction fee programs sponsored by selected securities dealers or other financial intermediaries that have an agreement with the Distributor, you may be able to buy Class I shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

20                       MERCURY HW MID-CAP VALUE FUND

[CHECKMARK ICON]  Account Choices

DIVIDENDS -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of the Fund's shares or into the Summit fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class A shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your financial consultant, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES
--------------------------------------------------------------------------------

The Fund will distribute any net investment income and any net realized long-term or short-term capital gains at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. DIVIDENDS may be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. If your account is with a selected securities dealer or other financial intermediary that has an agreement with the Fund, contact your dealer or intermediary about which option you would like. If your account is with the Transfer Agent and you would like to receive dividends in cash, contact the Transfer Agent. The Fund anticipates that the majority of its dividends, if any, will consist of ordinary income. Capital gains, if any, may be taxable to you at different rates, depending, in part, on how long the Fund has held the assets sold.

You may be subject to Federal income tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to Federal income tax. Capital gains are generally taxed at different rates than ordinary income dividends. In addition, dividends from the Fund may be subject to state and local income taxes.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes.

If you are neither a lawful permanent resident nor a citizen of the U.S. or if you are a foreign entity, the Fund's ordinary income dividends (which include

                       MERCURY HW MID-CAP VALUE FUND                          21

[CHECKMARK ICON]  Account Choices

distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

By law, the Fund must withhold 31% of your dividends and redemption proceeds if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal income tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.

22                     MERCURY HW MID-CAP VALUE FUND

[MANAGEMENT TEAM ICON]   The Management Team

MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

Mercury Advisors, the Fund's Investment Adviser, manages the Fund's investments under the overall supervision of the Board of Trustees. The Investment Adviser has the responsibility for making all investment decisions for the Fund. For the fiscal year ended June 30, 2000, the Fund paid an affiliate of the Investment Adviser a management fee at the annual rate of 0.75% of the average daily net assets of the Fund.

The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Investment Adviser and its affiliates had approximately $571 billion in investment company and other portfolio assets under management as of September 30, 2000.

Although not required to do so, the Investment Adviser has agreed to make reimbursements so that the regular annual operating expenses of the Fund will be limited as shown in the table on page 5. The Investment Adviser has agreed to these expense limits through June 2001, and will thereafter give shareholders at least 30 days' notice if this reimbursement policy will change.

The Investment Adviser is allowed to allocate brokerage based on sales of shares of funds managed by the Investment Adviser.

The Fund is a series of Mercury HW Funds, formerly known as Hotchkis and Wiley Funds. The Fund was formerly called the Mid-Cap Fund.

                       MERCURY HW MID-CAP VALUE FUND                          23

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the Fund's financial performance since its inception. Only Class I shares were offered during these periods. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). These financial highlights were audited by PricewaterhouseCoopers LLP. The accountants' report and the Fund's financial statements are included in the Fund's annual report, which is available upon request. Further performance information is contained in the annual report.

                                                                             CLASS I(1)
                                                              -----------------------------------------
                                                                     FOR THE YEAR ENDED JUNE 30,
INCREASE (DECREASE) IN                                        -----------------------------------------
NET ASSET VALUE:                                               2000        1999       1998      1997(2)
-------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
-------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                             $12.03     $12.92     $11.65     $10.00
-------------------------------------------------------------------------------------------------------
Investment income -- net                                         0.18       0.16       0.13       0.07
-------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss) on investments -- net        0.97       0.46       1.60       1.64
-------------------------------------------------------------------------------------------------------
Total from investment operations                                 1.15       0.62       1.73       1.71
-------------------------------------------------------------------------------------------------------
Less dividends and distributions
  Investment income -- net                                      (0.14)        --      (0.14)     (0.06)
  Realized gain on investments -- net                           (0.29)     (1.51)     (0.32)        --
-------------------------------------------------------------------------------------------------------
Total dividends and distributions                               (0.43)     (1.51)     (0.46)     (0.06)
-------------------------------------------------------------------------------------------------------
Net asset value, end of year                                   $12.75     $12.03     $12.92     $11.65
-------------------------------------------------------------------------------------------------------
TOTAL INVESTMENT RETURN:*
-------------------------------------------------------------------------------------------------------
Based on net asset value per share                              10.41%      7.66%     15.00%     17.15%(++)
-------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS:
-------------------------------------------------------------------------------------------------------
Expenses, net of reimbursement                                   1.15%      1.05%      1.00%      1.00%(+)
-------------------------------------------------------------------------------------------------------
Expenses                                                         1.92%      2.02%      2.72%      8.26%(+)
-------------------------------------------------------------------------------------------------------
Investment income -- net                                         2.12%      1.43%      1.20%      1.87%(+)
-------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------
Net assets, end of year (in millions)                          $10.26      $6.87      $7.54      $1.99
-------------------------------------------------------------------------------------------------------
Portfolio turnover                                                179%       113%        71%        23%(++)
-------------------------------------------------------------------------------------------------------

(1) As of October 6, 2000, Investor Class shares were redesignated Class I shares. No sales loads were charged prior to this time.

(2)  The Fund commenced operations on January 2, 1997.

 *   Total investment return excludes the effects of sales charges.

(+)  Annualized.

(++) Not annualized.

 24                      MERCURY HW MID-CAP VALUE FUND


FUND
Mercury HW Mid-Cap Value Fund
of Mercury HW Funds
725 South Figueroa Street, Suite 4000
Los Angeles, California 90017-5400
(800-236-4479)

INVESTMENT ADVISER
Administrative Offices:
Mercury Advisors
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Mailing Address:
725 South Figueroa Street
Suite 4000
Los Angeles, California 90017-5400

TRANSFER AGENT
Financial Data Services, Inc.
Administrative Offices:
4800 Deer Lake Drive East
Jacksonville, Florida 32246-6484
Mailing Address:
P.O. Box 41621
Jacksonville, Florida 32232-1621
(800-236-4479)

INDEPENDENT AUDITORS
PricewaterhouseCoopers LLP
100 E. Wisconsin Ave., Suite 1500
Milwaukee, Wisconsin 53202

DISTRIBUTOR
FAM Distributors, Inc.
P.O. Box 9081
Princeton, New Jersey 08543-9081

CUSTODIAN
Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109-3661

COUNSEL
Gardner, Carton & Douglas
321 North Clark Street
Chicago, Illinois 60610-4795

To Learn More

SHAREHOLDER REPORTS

Additional information about the Fund's investments will be available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the relevant market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-236-4479.

The Fund will send you one copy of each shareholder report and certain other mailings regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your financial consultant or other financial intermediary or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and brokerage or mutual fund account number. If you have any questions, please call your financial consultant, other financial intermediary, or the Transfer Agent at 1-800-236-4479.

STATEMENT OF ADDITIONAL INFORMATION

The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing or calling the Fund at Financial Data Services, Inc., P.O. Box 41621, Jacksonville, Florida 32232-1621 or by calling 1-800-236-4479.
Contact your financial consultant, other financial intermediary, or the Fund at the telephone number or address indicated on the inside back cover of this prospectus if you have any questions.
Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet Site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THE INFORMATION IN THIS PROSPECTUS.
Investment Company Act File #811-4182.
CODE #MHW-P-1050-0101
(C) Mercury Advisors

[MERCURY FUNDS LOGO]